Exhibit 10.12

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated the 19th day of July, 2011, is by and among DYNACAST INTERNATIONAL INC., a Delaware corporation (the “Holding Company”), MIHI LLC, IZURIUM DYNACAST LTD, W CAPITAL DYNACAST LLC, LAUREL CROWN DYNACAST HOLDINGS LLC, TOWER SQUARE CAPITAL PARTNERS III, L.P., TOWER SQUARE CAPITAL PARTNERS III-A, L.P., TOWER SQUARE CAPITAL PARTNERS III-B, L.P., KENNER EQUITY MANAGEMENT, LLC (“Kenner Management”) and KENNER DYNACAST PARTNERS L.P. (“Kenner”) (each of the foregoing except the Holding Company, a “Stockholder” and collectively the “Stockholders”). Certain other terms are defined in section 1.

PRELIMINARY STATEMENTS

Each of the Stockholders has agreed to acquire certain securities from the Holding Company. In consideration of the premises and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by the parties hereto, and in order to induce such parties to acquire such securities from the Holding Company, the parties hereby agree as follows:

1. Certain Definitions. The following terms have the following respective meanings:

“Affiliate” of any Person shall mean any other Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such first-mentioned Person, or any individual, in the case of a Person who is an individual, who has a relationship by blood, marriage or adoption to such first-mentioned Person not more remote than first cousin, and, without limiting the generality of the foregoing, shall include (a) any Person beneficially owning or holding, directly or indirectly, 5% or more of any class of Voting Stock or other equity securities of such first-mentioned Person, (b) any Person of which such first-mentioned Person owns or holds, directly or indirectly, 5% or more of any class of Voting Stock or other equity securities, (c) any Person for which any of the foregoing is an investment manager or investment advisor, (d) any estate, trust, guardianship, custodianship or other fiduciary arrangement for estate planning purposes for the benefit of any one or more of the foregoing Persons, (e) any trust, family limited partnership, limited liability company or other entity controlled by and substantially all of the interests in which are owned, directly or indirectly, by any one or more Persons named above, (f) any Person who is a direct or indirect beneficial owner or beneficiary of, the first-mentioned Person or (g) any director or executive officer of such Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock or other equity securities or by contract or otherwise.

“Blue Sky Application” means any blue sky application or other document or any amendment or supplement thereto prepared or executed by the Holding Company (or based upon written information furnished by or on behalf of the Holding Company expressly for use in such blue sky application or other document or amendment or supplement) filed in any jurisdiction specifically for the purpose of qualifying any or all of the Registrable Shares under the securities laws of any state or other jurisdiction.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock, par value $0.001 per share, of the Holding Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor law thereto, as well as all regulations and rules issued pursuant to that Act or any successor law thereto.

“Holder” means any Stockholder that holds any Registrable Shares and any holder of Registrable Shares to whom the registration rights conferred by this Agreement have been transferred in compliance with section 10 hereof. A holder of any Warrant shall, for purposes hereof, be deemed to hold the Registrable Shares issuable upon exercise of such Warrant; provided that such Warrant must first be exercisable for a holder of any Warrant to be deemed to hold such Registrable Shares. A holder of Preferred Stock shall, for purposes hereof, be deemed to hold the Registrable Shares issuable upon conversion of the Preferred Stock.

“Indemnified Party”, “Indemnified Person” and “Indemnifying Party” shall have the respective meanings specified in section 2.7.

“Institutional Investors” means MIHI LLC, Izurium Dynacast Ltd, W Capital Dynacast LLC, Laurel Crown Dynacast Holdings LLC, Tower Square Capital Partners III, L.P., Tower Square Capital Partners III-A, L.P., Tower Square Capital Partners III-B, L.P., Kenner and Kenner Management and includes their respective successors and permitted assigns.

“Managing Underwriter(s)” shall mean the managing underwriter(s) selected by the Holding Company, which shall be reasonably acceptable to a majority of the aggregate number of outstanding Registrable Shares.

“Person” shall mean an individual, a corporation, a limited liability company, an association, a joint-stock company, a business trust or other similar organization, a partnership, a joint venture, a trust, an unincorporated organization or a government or any agency, instrumentality or political subdivision thereof.

“Preferred Stock” means the Series A Preferred Stock and the Series B Preferred Stock.

“qualification” or “compliance” mean the qualification or compliance of all Registrable Shares included in any registration contemplated hereby under all applicable blue sky or other applicable securities laws.

“register”, “registered” and “registration” as used herein refer to a registration effected by filing a registration statement in compliance with the Securities Act to permit the sale and disposition of the Registrable Shares, and any amendment filed or required to be filed to permit any such disposition.

“Registrable Shares” means any of the shares of Common Stock owned by the Stockholders, whether now owned or hereafter acquired, including all shares of Common Stock issued or issuable upon exercise of options or warrants held by a Holder, all shares of Common Stock issued or issuable upon conversion of Preferred Stock and any Common Stock issued in respect thereof by dividend, upon exchange, replacement or transfer, in connection with any recapitalization or otherwise, except that, as to any particular Registrable Shares, such securities, once issued, will cease to be Registrable Shares when (a) a registration statement covering such securities has been declared effective and such securities have been disposed of pursuant to such effective registration statement; (b) in the case of any such securities held by a Person who is not an Affiliate of the Holding Company, such securities are eligible to be, or have been, sold by such Person pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act without any volume or manner of resale restrictions thereunder and (c) the date on which such securities cease to be outstanding (whether as a result of redemption, repurchase, cancellation or otherwise).

“Registration Expenses” means all fees, expenses and disbursements related to compliance with the registration requirements set forth in sections 2.1, 2.2 and 2.3 hereof, including, without limitation, all registration, filing, rating and listing fees, blue sky fees and expenses, printing expenses, fees and disbursements of counsel (including, without limitation, the reasonable fees, expenses and disbursements of one special counsel for the Holder or Holders), and expenses of any special audits incidental to or required by any registration, except that Registration Expenses shall not include any Selling Expenses.

“Securities Act” means the Securities Act of 1933, as amended, or any successor law thereto, as well as all regulations and rules issued pursuant to that Act or any successor law thereto.

“Security Holders Agreement” means the Security Holders Agreement dated the date hereof by and among the Holding Company and the stockholders party thereto (as amended, restated, supplemented or otherwise modified from time to time).

“Selling Expenses” means underwriters’ discounts and commissions attributable to any Registrable Shares registered and sold pursuant to any such registration.

“Series A Preferred Stock” means the Series A Convertible Redeemable Preferred Stock, par value $0.001, of the Holding Company.

“Series B Preferred Stock” means the Series B Redeemable Preferred Stock, par value $0.001, of the Holding Company.

“Subsidiary” of any Person at any date means (a) any other Person a majority (by number of votes) of the Voting Stock of which is owned by such first-mentioned Person and/or by one or more other Subsidiaries of such first-mentioned Person and (b) any other Person with respect to which such first-mentioned Person and/or any one or more other Subsidiaries of such first-mentioned Person (i) is entitled to more than 50% of such Person’s profits or losses or more than 50% of such Person’s assets on liquidation or (ii) holds an equity interest in such Person of more than 50%. As used herein, unless the context clearly requires otherwise, the term “Subsidiary” refers to a Subsidiary of the Holding Company.

“Subscription Agreement” means that certain Subscription Agreement, dated July 19, 2011, by and among the Holding Company and each of the Institutional Investors, as amended restated modified or supplemented from time to time.

“Shares” of any Person shall include any and all shares of capital stock, partnership interests, limited liability company interests, membership interests, or other shares, interests, participations or other equivalents (however designated and of any class) in the capital of, or other ownership interests in, such Person.

“Stockholder” shall have the meaning specified in the preamble and shall also include any Person who signs a joinder to this Agreement.

“Super-Majority of the Holders” means, at any date, Holders holding more than two thirds of the aggregate number of outstanding Registrable Shares then held by or issuable to such Holders.

“Voting Stock”, when used with reference to any Person, shall mean Shares (however designated) of such Person having ordinary voting power for the election of a majority of the members of the board of directors of such Person, other than Shares having such power only by reason of the happening of a contingency.

“Underwriter(s)” shall mean the underwriter(s) selected by the Holding Company, which shall be reasonably acceptable to a majority of the aggregate number of outstanding Registrable Shares.

“Warrants” shall mean the Holding Company’s authorized and issued warrants evidencing rights to purchase in the aggregate 9,990 shares (subject to adjustment) of Common Stock.

2. Registration, etc.

2.1 Registration on Request. (a) Subject to the limitations set forth in this section 2.1, upon written request, Stockholders holding at least two thirds of the shares of Voting Stock (the “Initiating Holders”) may request that the Holding Company effect the registration under the Securities Act of all or a portion of the Registrable Shares of such Stockholders. A written request pursuant to this clause (a) shall specify (i) the number of Registrable Shares such Initiating Holders desire to have registered, (ii) the Initiating Holders intending to register their Registrable Shares, (iii) the respective amount of Registrable Shares intended to be registered by each such Initiating Holder, (iv) the intended method or methods of distribution of all such Registrable Shares by such Initiating Holders and (v) whether or not such Initiating Holders elect such registration to be an underwritten offering. Upon receipt of such written notice, the Holding Company will:

(i) promptly give written notice of the requested registration to each Holder that is not an Initiating Holder;

(ii) as expeditiously as reasonably practicable, prepare and file with the Commission a registration statement relating to the requested registration; and

(iii) use commercially reasonable efforts to effect such registration as soon as practicable, of (A) the Registrable Shares that the Holding Company has been so requested to register by the Initiating Holders and (B) all other Registrable Shares that the Holding Company has been requested to register by the other Holders thereof upon written request by such other Holders given to the Holding Company within 30 days after the giving of the written notice by the Holding Company as set forth in subclause (i) above (which request shall specify the number of Registrable Shares to be included in such registration), all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Shares so to be registered.

(b) The obligations of the Holding Company under this section 2.1 to effect any such registration shall be subject to the following qualifications:

(i) the Holding Company shall not be required to effect a registration pursuant to this section 2.1: (A) after the Holding Company has effected one (1) registration pursuant to this section 2.1, and such registration has been declared or ordered effective and kept effective by the Holding Company as required by section 2.4 of this Agreement; (B) during the period starting with the date sixty (60) days prior to the Holding Company’s good faith estimate of the date of filing of, and ending on a date one hundred twenty (120) days after the effective date of, a Holding Company-initiated registration; provided that the Holding Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective or (C) if the Initiating Holders propose to dispose of Registrable Shares that may be immediately registered on Form S-3 pursuant to a request made pursuant to section 2.3 below;

(ii) the Holding Company shall not be obligated to effect any registration requested pursuant to this section 2.1 prior to the earlier of (A) the third anniversary of the Completion Date (as defined in that certain Share Purchase Agreement, dated June 5, 2011, by and among the Holding Company, Melrose PLC, Melrose Overseas Holdings Limited and Melrose UK 4 Limited (formerly Dynacast Investments Limited) and (B) 120 days following the consummation of the Holding Company’s initial public offering;

(iii) the Holding Company shall not be obligated to effect any registration requested pursuant to this section 2.1 unless requested to do so in writing by the Holders of at least two thirds of the shares of Voting Stock;

(iv) the Holding Company shall not include in any registration requested pursuant to this section 2.1 any securities other than Registrable Shares unless: (A) the Managing Underwriter of such offering shall have advised each Holder of Registrable Securities to be covered by such registration in writing that the inclusion of such other securities would not adversely affect such offering or (B) the Holders of 51% of the Registrable Shares to be included in such registration shall have consented in writing to the inclusion of such other securities;

(v) the Holding Company shall pay all Registration Expenses related to any registration requested pursuant to this section 2.1, and any Selling Expenses related to any registration requested pursuant to this section 2.1 shall be allocated among all Persons on whose behalf securities of the Holding Company are included in registration, on the basis of the respective amounts of the securities then being registered on their behalf;

(vi) in connection with any underwritten offering requested pursuant to this section 2.1, the right of any Holder to include such Holder’s Registrable Shares in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Shares in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting by the Holding Company;

(vii) if in connection with any underwritten offering requested pursuant to this section 2.1, the Managing Underwriter(s) shall impose a limitation on the number or kind of securities that may be included in any such registration because, in its reasonable judgment, such limitation is necessary to effect an orderly public distribution or to prevent an adverse effect upon such offering, then there shall be included in such registration:

(A) first, the Registrable Shares then requested to be registered by the Holders thereof (and, if not all of such Registrable Shares can be included therein on account of such limitation, then the Registrable Shares to be included in such registration shall be allocated among the Holders thereof at the time requesting registration in proportion to the aggregate number of Registrable Shares then owned by or issuable to each such Holder), and

(B) second, if all of the Registrable Shares then requested to be registered have been so included, any other securities (including, without limitation, those to be issued and sold by the Holding Company) which are to be included in such registration (and, if not all of such securities can be included therein on account of such limitation, then the securities to be included in such registration pursuant to this subparagraph (B) shall be allocated among the holders thereof at the time requesting registration in proportion to the aggregate number of securities then owned by or issuable to each such holder); and

(viii) if the Holding Company shall furnish to each Holder requesting registration pursuant to this section 2.1 an Officer’s Certificate certifying that the board of directors of the Holding Company has determined that it is necessary to delay the filing of the registration statement because such a filing at the time requested, or the offering of securities pursuant thereto, would be seriously detrimental to the Holding Company and its shareholders, the Holding Company shall have the right to delay such filing for a period ending not more than 135 days after the first date upon which it shall have received a written request for such registration from the Initiating Holders; provided that (A) the Holding Company may not exercise this right to delay the filing of a registration statement on more than one occasion in any twelve-month period, and (B) the Holding Company shall reimburse each Holder for all expenses (but as to fees, expenses and disbursements of one counsel to the Holders so requesting registration under this section 2.1, only reasonable fees, expenses and disbursements of counsel) incurred in connection with any such registration prior to receipt of any such Officer’s Certificate.

2.2 Incidental Registration. (a) If the Holding Company at any time or from time to time shall determine to effect the registration of any of its shares of Common Stock (whether in connection with an offering by the Holding Company or others) (but excluding a registration relating solely to employee benefit plans; relating solely to securities to be issued in a merger, acquisition of the stock or assets of another entity or in a similar transaction, or a registration on a form that does not permit secondary sales), then, in each such case (including the Holding Company’s initial public offering), the Holding Company will:

(i) promptly give written notice to each Holder of the proposed registration (which shall specify if such registration shall involve an underwritten offering); and

(ii) include among the securities that it then intends to register all Registrable Shares specified by any Holder thereof in a written request or requests, made within 30 days after receipt of such written notice from the Holding Company.

(b) The obligations of the Holding Company under this section 2.2 to effect any such registration are subject to the following qualifications:

(i) the Holding Company shall pay all Registration Expenses related to any registration contemplated by this section 2.2, and any Selling Expenses in connection with any registration under this section 2.2 shall be allocated among all Persons on whose behalf Registrable Shares are included in such registration, on the basis of the respective amounts of the securities then being registered on their behalf;

(ii) if the registration statement under which the Holding Company gives notice under this section 2.2 is for an underwritten offering, the right of any Holder to be included in a registration pursuant to this section 2.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Shares in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Shares through such underwriting shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting by the Holding Company;

(iii) notwithstanding any other provision of this Agreement, if, in connection with any underwritten offering pursuant to this section 2.2, the Managing Underwriter(s) shall impose a limitation on the number or kind of securities that may be included in any such registration for sale by any Person other than the Holding Company because, in its reasonable judgment, such limitation is necessary to effect an orderly public distribution or to prevent an adverse effect upon such offering, then there shall be included in such registration (A) first, all securities proposed to be issued and sold by the Holding Company for its own account; (B) second, if all of the securities to be issued and sold by the Holding Company have been so included, such Registrable Shares (which may be none) of the Holders that are entitled to participate in the registration and that have requested to be included in such registration pro rata on the basis of the total number of Registrable Shares owned by each such participating Holder that are subject to incidental registration rights pursuant hereto and (C) if all of the securities described in clauses (A) and (B) have been so included, all other securities of the Holding Company requested to be included by other Persons in such registration on a pro rata basis;

(iv) in connection with an initial public offering of the Holding Company, the Managing Underwriter(s) may require that each Holder that has requested participation in the registration pursuant to this section 2.2 shall agree not to sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock held by such Holder (other than those included in the registration) for a period specified by the representative of the Underwriter(s) not to exceed ten (10) days prior to and one hundred eighty (180) days following the date that such initial public offering is declared effective by the Commission; and

(v) the Holding Company shall have the right to delay, terminate or withdraw any registration initiated by it under this section 2.2 at any time prior to the effectiveness of such registration whether or not any Holder has elected to include Registrable Shares in such registration. The Holding Company shall deliver written notice to each Holder that was eligible to participate in such registration and that requested to be included in such registration of the Holding Company’s determination to delay or not to effect such registration, and: (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Shares in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith) and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Shares, for the same period as the delay in registering such other securities.

2.3 S-3 Registration. In addition to the rights under sections 2.1 and 2.2, so long as the Holding Company is then eligible to file a registration statement on Form S-3 (or any successor form) under the Securities Act, then, upon the written request by any Holder or Holders, the Holding Company shall use its commercially reasonable efforts to effect the registration (on such Form S-3 (or any successor form)) of all of the Registrable Shares of the Holder or Holders making such request; provided that the Holding Company shall not be obligated to effect any such registration unless the reasonably anticipated price to the public of the Registrable Shares to be registered and sold pursuant thereto, together with any other securities to be included in such registration, exceeds $50 million. If so requested by any such holder or holders of Registrable Shares, the Holding Company shall take such steps as are required to register such Registrable Shares for sale on a delayed or continuous basis under Rule 415 under the Securities Act and to keep such registration effective for such period as is necessary to permit the sale and distribution of the Registrable Shares pursuant thereto. The Holding Company shall not be obligated to effect more than one registration pursuant to this section 2.3 during any period of six consecutive months. The Holding Company shall pay all Registration Expenses related to each such registration, qualification and compliance contemplated by this section 2.3, and any Selling Expenses in connection with any registration under this section 2.3 shall be allocated among all Persons on whose behalf Registrable Shares are included in such registration, on the basis of the respective amounts of the securities then being registered on their behalf.

2.4 Registration Procedures. In the case of each registration contemplated by this section 2, the Holding Company will keep each Holder that is entitled to participate in the registration and that has requested to be included in such registration, advised in writing as to the initiation of proceedings for such registration and as to the completion thereof, and will advise each such Holder, upon request, of the progress of such proceedings (to the extent then known to the Holding Company). In addition, the Holding Company will follow procedures customarily observed by issuers in public offerings, and accord to such Holder all rights (including, without limitation, the right to perform appropriate “due diligence”) customarily accorded to selling stockholders in secondary distributions and to Managing Underwriters if the transaction in question is or was an underwritten public offering. At the expense of the party or parties bearing the expenses of such registration, the Holding Company will (a) use commercially reasonable efforts to cause any registration statement filed with the Commission to become effective and thereafter keep such registration current and effective by such action as may be necessary or appropriate, including, without limitation, the filing of post-effective amendments and supplements to any registration statement or prospectus, for such period as is necessary to permit the sale and distribution of the Registrable Shares pursuant thereto, provided that such period shall not exceed 180 days, (b) use commercially reasonable efforts to register and qualify the securities covered by such registration statement any applicable blue sky or other applicable securities law to permit such sale and/or distribution, all as requested by such Holders, provided that the Holding Company shall not be required in any event to so register or qualify the Registrable Shares in any state or jurisdiction if, solely as a result thereof, the Holding Company must qualify generally to do business therein or consent to general service of process therein, (c) comply with applicable requirements of all regulatory entities, (d) furnish each such Holder participating in such registration and, if an underwritten offering, to the Underwriters of the securities being registered, such number of registration statements, prospectuses, supplements, amendments, offering circulars and other documents incidental thereto as such Holder from time to time may reasonably request, (e) list all Registrable Shares on each securities exchange on which securities of the same class are then listed and (f) use its commercially reasonable efforts, on the date that such Registrable Shares are delivered to the Underwriters for sale, if such securities are being sold through Underwriters, (i) an opinion, dated as of such date, of counsel representing the Holding Company for purposes of such registration, in form and substance as is customarily given to Underwriters in an underwritten public offering, addressed to the Underwriters and (ii) a letter, dated as of such date, from the independent certified public accountants of the Holding Company, in form and substance as is customarily given by independent certified public accountants to Underwriters in an underwritten public offering addressed to the Underwriters.

2.5 Cooperation by Holders of Registrable Shares. The Holding Company shall have no obligation to include in any registration contemplated by this section 2, Registrable Shares of a Holder who has failed to timely furnish such information which, in the opinion of counsel to the Holding Company, is reasonably required in order for the registration statement or prospectus supplement, as applicable, to comply with the Securities Act.

2.6 Restrictions on Public Sale by Holders of Registrable Shares. Each Holder who is included in any registration contemplated by this section 2 agrees not to effect any public sale or distribution of the Registrable Shares during the 90 calendar day period beginning on the date of a prospectus supplement filed with the Commission with respect to the pricing of an underwritten offering, provided that the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the Underwriters on the Holding Company or the officers or directors or any other securityholder of the Holding Company on whom a restriction is imposed; provided, however, that the restrictions under this section 2.6 shall not apply to any Holder if such Holder, along with its Affiliates, beneficially owns (in the aggregate) less than 5% of the outstanding Common Stock.

2.7 Indemnification. (a) In the event of any registration of any Registrable Shares under the Securities Act, the Holding Company shall indemnify, defend and hold harmless each Holder of any Registrable Shares that are included in any registration, qualification and/or compliance contemplated by this section 2, and each Person, if any, who “controls” each such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, an “Indemnified Person”), to the fullest extent enforceable under applicable law, against all claims, losses, damages and liabilities (or actions in respect thereof) including any of the foregoing incurred in settlement of any litigation, commenced or threatened (collectively, “Losses”) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement under which Registrable Securities were registered, any prospectus, prospectus supplement, offering circular or other document, or any amendment or supplement thereto, or any Blue Sky Application, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or, with respect to any prospectus, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or any violation (or alleged violation) of the Securities Act or other applicable securities laws in connection with any such registration, qualification or compliance, and will reimburse each such Indemnified Person for any legal or any other expenses reasonably incurred in connection with investigating and/or defending (and/or preparing for any investigation or defense of) any such claim, loss, damage, liability, action or violation; provided that the Holding Company will not be liable in any such case to any such Indemnified Person to the extent that any such Losses, violation or expense arises out of or is based on any untrue statement or alleged untrue statement in or omission or alleged omission in any such registration statement, prospectus, prospectus supplement, offering circular or other document, or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Holding Company by or on behalf of such Indemnified Person specifically for use therein. Each Holder shall, severally and not jointly, if Registrable Shares held by such Holder are included in a registration, qualification or compliance effected pursuant to this section 2, indemnify, defend and hold harmless the Holding Company, each of its directors and officers who signs the related registration statement, and each Person, if any, who controls the Holding Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), to the same extent as the foregoing indemnity from the Holding Company to the aforementioned Holders of Registrable Shares, but only with reference to written information relating to such Holder furnished to the Holding Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity, provided that the aggregate liability of such Holder under this section 2.7 (and otherwise in connection with indemnification and/or contribution obligations) shall be limited to the net sales proceeds actually received by such Holder as a result of the sale by it of securities in such registration.

(b) Each party entitled to indemnification under this section 2.7 (the “Indemnified Party”) shall give written notice to the party or parties required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom, provided that (i) the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this section 2.7, except to the extent of any claim, loss, damage, liability or expense caused solely by such failure or such failure to give notice is materially prejudicial to an Indemnifying Party’s ability to defend such action, (ii) counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), (iii) the Indemnified Party may participate in such defense at such party’s expense, (iv) the Indemnified Party shall be entitled to separate counsel at the expense of the Indemnifying Party if, in the reasonable opinion of counsel to the Indemnified Party, there shall exist any conflict of interest (or potential conflict of interest) between the Indemnified Party and the Indemnifying Party and (v) the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or there are separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(c) If the indemnification provided for in this section 2.7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any claim, loss, damage, liability or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such claim, loss, damage, liability or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, or of the Indemnified Party, on the other hand, in connection with the statements or omissions that resulted in such claim, loss, damage, liability or expense, as well as any other relevant equitable considerations; provided, however, that the total amount paid or payable by a Holder pursuant to this Section 2.7(c) shall be limited to the net sales proceeds actually received by such Holder as a result of sales by it of securities in such registration; provided, further, that in no event shall a Holder’s liability pursuant to this Section 2.7(c), when combined with the amounts paid or payable by such Holder pursuant to Section 2.7(a), exceed the net proceeds from the offering received by such Holder. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(d) To the extent any provision of this section 2.7 conflicts with the provisions of any underwriting agreement entered into by the Holding Company, the provisions of the underwriting agreement shall control.

2.8 Restrictions on Other Agreements. The Holding Company shall not grant any right relating to the registration, qualification or compliance of its securities if such right is superior to, or the exercise thereof interferes with or is inconsistent with or will delay (or could reasonably be expected to interfere with or be inconsistent with or delay) the exercise and enjoyment of, any of the rights granted under this section 2, without the written consent of a Super-Majority of the Holders, which consent may be given or withheld in the sole discretion of such holders. The Holding Company will not permit any of its Subsidiaries to effect, or to grant any right relating to, the registration of its securities.

2.9 Rule 144 Information. After the Holding Company has registered any of its Shares, the Holding Company agrees to:

(i) make and keep current public information about the Holding Company available, as those terms are understood and defined in Rule 144 (or any similar provisions then in force) under the Securities Act;

(ii) use its commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Holding Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(iii) furnish to any Holder upon request, so long as such Holder owns Registrable Shares, (A) a written statement by the Holding Company as to its compliance with the reporting requirements of Rule 144 (or any similar provisions then in force) under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (B) a copy of the most recent annual or quarterly report of the Holding Company and (C) such other reports and documents of the Holding Company as such Holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

3. Notices. All communications provided for herein shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such communication by a recognized overnight delivery service (charges prepaid), (b) by a recognized overnight delivery service (charges prepaid) or (c) by messenger. The respective addresses of the parties hereto for the purposes of this Agreement are set forth on Exhibit A attached hereto. Any party may change its address (or telecopy number) by notice to each of the other parties in accordance with this section 3. Communications under this Agreement shall be deemed given only when actually received.

4. Binding Agreement. This Agreement shall be binding on and shall inure to the benefit of each of the parties hereto and their respective successors and assigns, including subsequent holders of Registrable Shares to the extent permitted herein.

5. Amendments and Waivers. This Agreement may not be amended, nor may compliance with the terms hereof be waived, except by a written instrument signed by the Holding Company and a Super-Majority of the Holders and any vote required by the terms of the Security Holders Agreement; provided that no amendment or waiver may adversely affect any Holder in a manner different from any other Holder without the written consent of such first-mentioned Holder. No course of dealing between any parties hereto and no delay by any party in exercising its rights hereunder shall operate as a waiver of any rights of any party. No waiver shall be deemed to be made by any party of its rights hereunder unless the same shall be in writing signed on behalf of such party, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights or obligations of any other party in any other respect at any other time.

6. Specific Performance. The parties hereto stipulate that the remedies at law of any party hereto in the event of any default or threatened default by any other party hereto in the performance of or compliance with the terms hereof are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance thereof, whether by an injunction against violation thereof or otherwise.

7. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement, including the validity hereof and the rights and obligations of the parties hereunder, and all amendments and supplements hereof and all waivers and consents hereunder, shall be construed in accordance with and governed by the domestic substantive laws of the State of New York without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction. Each of the parties hereto, to the extent that it may lawfully do so, hereby consents to service of process, and to being sued, in the State of New York and consents to the jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations hereunder or with respect to the transactions contemplated hereby, and expressly waives any and all objections it may have as to venue in any such courts. Each of the parties hereto further agrees that a summons and complaint commencing an action or proceeding in any of such courts shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at its address referred to in section 3 or as otherwise provided under the laws of the State of New York. Notwithstanding the foregoing, each of the parties hereto agrees that nothing contained in this section 7 shall preclude the institution of any such suit, action or other proceeding in any jurisdiction other than the State of New York. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING INSTITUTED BY OR AGAINST IT IN RESPECT OF ITS OBLIGATIONS HEREUNDER OR THE TRANSACTIONS CONTEMPLATED HEREBY.

8. Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and no provision of this Agreement shall be deemed to confer upon third parties, either express or implied, any remedy, claim, liability, reimbursement, cause of action or other right.

9. Miscellaneous. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement embodies the entire agreement and understanding among the parties hereto relating to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof. Each covenant contained herein shall be construed (absent an express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. If any provision in this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable, whether such action is taken directly or indirectly by such Person. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Agreement may be executed in any number of counterparts and by the parties hereto or thereto, as the case may be, on separate counterparts, but all such counterparts shall together constitute one and the same instrument. The parties hereto have participated jointly in the negotiation and drafting of this Agreement, and if an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

10. Several Rights and Obligations. The rights and obligations of the Holders hereunder are several, not joint and several, and no Holder shall be liable for any act or omission of any other Holder.

11. Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement that are for the benefit of the Holders shall also be for the benefit of and enforceable by any subsequent holder of any Registrable Shares, provided that, (a) the Holding Company is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee and identifying the securities with respect to which such registration rights are being transferred or assigned and (b) each such transferee assumes in writing responsibility for its portion of the obligations of the Holder of the Registrable Shares under this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

DYNACAST INTERNATIONAL INC.

By:	/s/ Jeffrey L. Kenner
	Name:	Jeffrey L. Kenner
	Title:	President

[Signature page to Registration Rights Agreement]

MIHI LLC

By:	/s/ Kevin Charlton
	Name:	Kevin Charlton
	Title:	Managing Director

By:	/s/ Evan Leary
	Name:	Evan Leary
	Title:	Managing Director

[Signature page to Registration Rights Agreement]

IZURIUM DYNACAST LTD

By:	/s/ Roman Mironchik
	Name:	Roman Mironchik
	Title:	Director

[Signature page to Registration Rights Agreement]

W CAPITAL DYNACAST LLC

By:	WCP GP II, LLC

By:	/s/ Stephen Wertheimer
Managing Member

[Signature page to Registration Rights Agreement]

LAUREL CROWN DYNACAST HOLDINGS LLC

By:	/s/ Laurence E. Paul
	Name:	Laurence E. Paul
	Title:	Managing Director

By:	/s/ Stephen E. Paul
	Name:	Stephen E. Paul
	Title:	Managing Director

[Signature page to Registration Rights Agreement]

TOWER SQUARE CAPITAL PARTNERS III, L.P.

By:	Babson Capital Management LLC, as Investment Manager

By:	/s/ Michael L. Klofas
	Name:	Michael L. Klofas
	Title:	Managing Director

TOWER SQUARE CAPITAL PARTNERS III-A, L.P.

By:	Babson Capital Management LLC, as Investment Manager

By:	/s/ Michael L. Klofas
	Name:	Michael L. Klofas
	Title:	Managing Director

TOWER SQUARE CAPITAL PARTNERS III-B, L.P.

By:	Babson Capital Management LLC, as Investment Manager

By:	/s/ Michael L. Klofas
	Name:	Michael L. Klofas
	Title:	Managing Director

[Signature page to Registration Rights Agreement]

KENNER EQUITY MANAGEMENT, LLC

By:	Kenner & Company, Inc., its sole member

By:	/s/ Jeffrey L. Kenner
	Name:	Jeffrey L. Kenner
Title:

[Signature page to Registration Rights Agreement]

KENNER DYNACAST PARTNERS L.P.

By:	Kenner & Company, Inc., its general partner

By:	/s/ Jeffrey L. Kenner
	Name:	Jeffrey L. Kenner
Title:

[Signature page to Registration Rights Agreement]

EXHIBIT A

Addresses for Notices
To the Holding Company:

Dynacast International Inc. c/o Kenner & Company, Inc. 437 Madison Avenue, Suite 3600 New York, New York 10022 Attention: Thomas M. Wolf Facsimile No.: (212) 758-0406

with a copy to:

Mayer Brown LLP 1675 Broadway New York, NY 10019 Attention: James B. Carlson Facsimile No.: (212) 849-5515

To MIHI LLC:

125 West 55th Street 23rd Floor New York, New York 10019 Attention: Kevin Charlton

with a copy to:

Jones Day 901 Lakeside Avenue Cleveland, Ohio 44114 Attention: John M. Saada, Jr. Facsimile No.: (216) 579-0212

To Izurium Dynacast Ltd:

c/o Izurium Capital Advisers Europe LLP 28 Bolton Street London, W1J 8BP United Kingdom Attention: Roman Mironchik Facsimile No.: +44 (0) 20 3159 4168

with a copy to:

Monastyrsky Zyuba Stepanov & Partners 3-1 Novinsky Boulevard Moscow 121099, Russia Attention: Mikhail Motritch Facsimile No.: +7 (495) 231 4223

To W Capital Dynacast LLC:

c/o W Capital Partners One East 52nd Street New York, NY Attention: Simon C. Harris Facsimile No.: (212) 561-5241

with a copy to:

Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, CA 94025 Attention: Stephen Salmon Facsimile No.: (650) 752-3663

To Laurel Crown Dynacast Holdings LLC:

10940 Wilshire Boulevard Suite 600 Los Angeles, California 90024 Attention: Stephen Paul Facsimile No.: (310) 443-4259

with a copy to:

Squire, Sanders & Dempsey (US) LLP 4900 Key Tower 127 Public Square Cleveland, Ohio 44114 Attention: Daniel G. Berick Facsimile No.: (216) 479-8780

To Tower Square Capital Partners III, L.P., Tower Square Capital Partners III-A, L.P., and Tower Square Capital Partners III-B, L.P.:

c/o Babson Capital Management LLC 1500 Main Street, Suite 2800 Springfield, Massachusetts 01115 Attention: Michael L. Klofas and Andrew M.A. Gould Facsimile No.: (413) 226-2621/(413) 226-3537

To Kenner Equity Management, LLC and Kenner Dynacast Partners L.P.:

c/o Kenner & Company, Inc. 437 Madison Avenue, Suite 3600 New York, New York 10022 Attention: Thomas M. Wolf Facsimile No.: (212) 319-2350

with a copy to:

Mayer Brown LLP 1675 Broadway New York, NY 10019 Attention: Edward A. Davis Facsimile No.: (212) 849-5663